Exhibit 21
ROCKWELL AUTOMATION, INC.

LIST OF SUBSIDIARIES OF THE COMPANY
AS OF SEPTEMBER 30, 2012

		Percentage of Voting Securities Owned By
Name	Jurisdiction	Registrant	Subsidiary
Allen-Bradley Company	Nevada	100%
Allen-Bradley Technical Services, Inc.	Wisconsin	100%
Anorad Corporation	New York	100%
CEDES Safety & Automation AG	Switzerland		100%
FT Technology Limited	United Kingdom		100%
Goss Processing Systems, Inc.	Delaware	100%
Grupo Industrias Reliance S.A. de C.V.	Mexico	100%
ICS Middle East Company With Limited Liability	United Arab Emirates - Abu Dhabi		100%
ICS Triplex ISaGRAF Inc.	Canada		100%
ICS Triplex Limited	United Kingdom		100%
Industrial Control Services Group Limited	United Kingdom		100%
Industrias Reliance S.A. de C.V.	Mexico		100%
Lektronix (Ireland) Limited	United Kingdom		100%
Lektronix Automation & Control Limited	United Kingdom		100%
Lektronix CZ s.r.o.	Czech Republic		100%
Lektronix India Private Limited	India		100%
Lektronix International Limited	United Kingdom		100%
Lektronix Limited	United Kingdom		88%
Lektronix Singapore Pte. Ltd.	Singapore		100%
Limited Liability Company Rockwell Automation	Russia		100%
Nuad Corporation	Delaware	100%
ProRock Limited	Ireland		100%
PT Rockwell Automation Indonesia	Indonesia		100%
RA Servicios de Venezuela, C.A.	Venezuela		100%
Rockwell Automation N.V.	Belgium		100%
Rockwell Automation (China) Company Limited	China		100%
Rockwell Automation (Malaysia) SDN. BHD.	Malaysia		100%
Rockwell Automation (N.Z.) Ltd.	New Zealand		100%
Rockwell Automation (Philippines), Inc.	Phillippines		100%
Rockwell Automation (Proprietary) Limited	South Africa		100%
Rockwell Automation (Xiamen) Ltd.	China	100%
Rockwell Automation A.B.	Sweden		100%
Rockwell Automation A.G.	Switzerland		100%
Rockwell Automation A/S	Denmark		100%
Rockwell Automation Argentina S.A.	Argentina	5%	95%
Rockwell Automation Asia Pacific Business Center PTE. Ltd.	Singapore		100%
Rockwell Automation Asia Pacific Limited	Hong Kong	96.52%	3.48%

		Percentage of Voting Securities Owned By
Name	Jurisdiction	Registrant	Subsidiary
Rockwell Automation Australia Ltd.	Australia	100%
Rockwell Automation B.V.	Netherlands		100%
Empresa de Automatizacion Rockwell Automation Bolivia Srl	Bolivia		100%
Rockwell Automation Canada Holdings Inc.	Canada		100%
Rockwell Automation Canada Ltd.	Canada		100%
Rockwell Automation Canada Nova Scotia Co	Canada		100%
Rockwell Automation Caribbean Holdings, LLP	Delaware		100%
Rockwell Automation Caribbean LLP	Puerto Rico		100%
Rockwell Automation Charitable Corporation
Rockwell Automation Chile S. A.	Chile		100%
Rockwell Automation Control Solutions (Harbin) Co., Ltd.	China		100%
Rockwell Automation Control Solutions (Shanghai) Limited	China		100%
Rockwell Automation de Mexico S.A. de C.V.	Mexico		100%
Rockwell Automation de Peru S.A.	Peru		100%
Rockwell Automation de Venezuela, C.A.	Venezuela	100%
Rockwell Automation do Brasil Ltda.	Brazil	100%
Rockwell Automation Ecuador Compania Limitada	Ecuador		100%
Rockwell Automation Europe B.V.	Netherlands		100%
Rockwell Automation Finland Oy	Finland		100%
Rockwell Automation G.m.b.H.	Germany		100%
Rockwell Automation Germany G.m.b.H. & Co. KG	Germany		100%
Rockwell Automation GesmbH	Austria		100%
Rockwell Automation Guatemala, Limitada	Guatemala		100%
Rockwell Automation Holdings B.V.	Netherlands		100%
Rockwell Automation Holdings G.m.b.H.	Germany		100%
Rockwell Automation Holdings, Inc.	Delaware	100%
Rockwell Automation India Private Limited	India		100%
Rockwell Automation International Holdings LLC	Delaware	100%
Rockwell Automation Japan Co., Ltd.	Japan		100%
Rockwell Automation Korea Ltd	Korea		100%
Rockwell Automation Limitada	Portugal		100%
Rockwell Automation Limited	United Kingdom		100%
Rockwell Automation Limited	Ireland		100%
Rockwell Automation Manufacturing (Shanghai) Limited	China		100%
Rockwell Automation Monterrey Manufacturing S de RL de CV	Mexico		100%
Rockwell Automation Monterrey Services S de RL de CV	Mexico		100%
Rockwell Automation of Ohio, Inc.	Ohio	100%
Rockwell Automation Panama, S.A.	Panama		100%
Rockwell Automation Puerto Rico, Inc.	Puerto Rico		100%
Rockwell Automation S.A.	Spain		100%
Rockwell Automation S.r.l.	Italy		100%
Rockwell Automation s.r.o.	Czech Republic		100%
Rockwell Automation Sales Company, LLC	Delaware	100%
Rockwell Automation SAS	France		100%
Rockwell Automation Slovakia s.r.o.	Slovakia		100%
Rockwell Automation Solutions G.m.b.H.	Germany		100%

		Percentage of Voting Securities Owned By
Name	Jurisdiction	Registrant	Subsidiary
Rockwell Automation Southeast Asia Pte. Ltd.	Singapore		100%
Rockwell Automation Spolka Z Organiczona Odpowiedzialnoscia	Poland		100%
Rockwell Automation Taiwan Co., Ltd.	Taiwan		100%
Rockwell Automation Technologies, Inc.	Ohio	100%
Rockwell Automation Thai Co. Ltd.	Thailand		100%
Rockwell Automation Trinidad and Tobago Unlimited	Trinidad and Tobago		100%
Rockwell Automation Uruguay, Srl	Uruguay		100%
Rockwell Automation Vietnam Limited Liability Company	Vietnam		100%
Rockwell Automation, Inc.	South Dakota	100%
Rockwell Colombia S.A.	Columbia	5%	95%
Rockwell Comercio e Servicos de Automacao Ltda.	Brazil		100%
Rockwell Commercial Holdings, Limited	United Kingdom		100%
Rockwell European Holdings Ltd.	England		100%
Rockwell International	England		100%
Rockwell Otomasyon Ticaret Anonim Sirketi	Turkey		100%
Rockwell Services, Inc.	Delaware	100%
Rockwell Tecate S.A. de C.V.	Mexico	99%	1%
ROK III Acquisition Corporation	Delaware	100%
Siralop Limited	England		100%
Sprecher & Schuh, Inc.	New York	100%
Vermont Reserve Insurance Company	Vermont	100%
W Interconnections Canada Inc.	Canada		100%
W Interconnections S.A. de C.V.	Mexico		100%
W Interconnections, Inc.	Delaware	100%
Xi'an Hengsheng Industrial Automation Company Limited	China		100%
Listed above are the subsidiaries included in our consolidated financial statements. This list does not include subsidiaries over which we do not have a controlling financial interest. These excluded subsidiaries, considered in the aggregate, do not constitute a significant subsidiary.